The Power of We™ August, 2014 Avaya Q3 2014 Earnings Call

© 2014 Avaya 2 Forward - Looking Statements Certain statements contained in this presentation are forward-looking statements, including statements regarding our future financial and operating performance, as well as statements regarding our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to our filings with the SEC that are available at www.sec.gov and in particular, our 2013 Form 10-K filed with the SEC on November 22, 2013. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our Form 8-K filed with the SEC on August 5, 2014. Within this presentation, we refer to certain non‐GAAP financial measures that involve adjustments to GAAP measures. Reconciliations between our non-GAAP financial measures and GAAP financial measures are included on the last three slides of this presentation. These slides, as well as current and historical financial data are available on our web site at www.avaya.com/investors . None of the information included on the website is incorporated by reference in this presentation. Historical amounts presented reflect the sale of ITPS.

© 2014 Avaya 3 Fiscal Q3 2014 Financial Highlights (Amounts are non-GAAP)  Revenue of $1,054 million down $6 million from the prior quarter In line with historical sequential change – Cloud and managed services grew 7% sequentially and 22% year-over-year – Flagship product and services revenue grew 5% sequentially and 4% year-over-year – Contact center flagship products grew 12% sequentially and 13% year-over-year – Product Book-to-Bill greater than 1 for all geographies  Gross margin increased sequentially and year-over-year to 59.2% – Record company gross margin and record Services gross margin – Up 60 basis points sequentially; 240 basis point improvement from Q3 FY 13  Operating income of $180 million with Operating margin of 17.1% – 250 basis point improvement from Q3 FY 13, despite 5.6% lower revenue  Adjusted EBITDA of $223 million or 21.2% of revenue NOTE: Historical amounts presented reflect the sale of ITPS

© 2014 Avaya 4 Fiscal Q4 2014 Financial Outlook (As Delivered 8/5/14)  In the past four years, the sequential change in revenue from the third fiscal quarter to the fourth fiscal quarter has been an increase in the range of 1% to 5%.  We believe the company continues to perform in line with historical seasonality  We expect cash restructuring requirements for the fourth fiscal quarter to be between $30 million and $35 million. NOTE: Avaya does not reiterate guidance or provide any form of mid-quarter update

© 2014 Avaya 5 Income Statement (All amounts non-GAAP and dollars in millions) FQ3 2014 FQ2 2014 FQ3 2013 Revenue: Product $511 $532 $561* Services $543 $528 $556 Total Revenue $1,054 $1,060 $1,117 Gross Margin: Product 61.1% 61.8% 58.5% Services 57.5% 55.3% 55.2% Total Gross Margin 59.2% 58.6% 56.8% Operating Margin 17.1% 13.4% 14.6% Adjusted EBITDA $223 $185 $217 Adjusted EBITDA % 21.2% 17.5% 19.4% NOTE: Historical amounts presented reflect the sale of ITPS * FQ3 2013 reflects $1M non-GAAP purchase accounting adjustment For a reconciliation of non-GAAP to GAAP financial information, please see the appendix.

© 2014 Avaya 6 Revenue by Geographic Region (Amounts GAAP and dollars in millions) FQ3 2014 FQ2 2014 FQ3 2013 Revenue U.S. $543 $532 $607* EMEA $297 $313 $296* APAC $108 $112 $105 AI $106 $103 $109 Total $1,054 $1,060 $1,117 % of Total Revenue U.S. 52% 50% 54% EMEA 28% 29% 27% APAC 10% 11% 9% AI 10% 10% 10% Total 100% 100% 100% NOTE: Historical amounts presented reflect the sale of ITPS * FQ3 2013 reflects net $1M non-GAAP purchase accounting adjustment

© 2014 Avaya 7 Balance Sheet and Operating Metrics (Dollars in millions, Balance sheet items as of the end of the period indicated) FQ3 2014 FQ2 2014 FQ3 2013 Total Cash and Cash Equivalents $315 $384 $271 Cash from Operations ($11) ($28) $11 Capital Expenditures and Capitalized Software $35 $27 $33 Days Sales Outstanding 55 56 52 Inventory Turns 8.6 8.3 7.8 Headcount (as of the end of the period indicated) 13,139 13,560 14,799 Annualized Quarterly Revenue ($K) / Headcount (as of the end of the period indicated) $321 $313 $302 NOTE: Historical amounts presented reflect the sale of ITPS

© 2014 Avaya 8 Financial Summary ($M) Non-GAAP 2Q14 Actual 3Q14 Actual Business Model Revenue $1,060 $1,054 $1,100 – $1,150 Gross Margin % 58.6% 59.2% 58.5% – 59.5% Oper Expense % 45.2% 42.1% 38.5% – 39.5% Oper Income % 13.4% 17.1% 19% – 20.5% Adj EBITDA $ $185 $223 $250 – $275 Adj EBITDA % 17.5% 21.2% 22.7% – 23.9% Q3 Revenue: $1.05B – down $6M sequentially – In line with recent historical sequential seasonality – Increased Services offset by lower Product revenue Record levels in: – Gross Margin % – Services Gross Margin % YoY increases in: – Product Gross Margin % – Operating Income % – Adjusted EBITDA % Annual cash needs expected to decline – from ~$1B level to <$925M in FY 2015 For a reconciliation of non-GAAP to GAAP financial information, please see our most recent SEC filings and the tables at the end of this presentation FY 11 FY 12 3QF13 2QF14 3QF14 Flagship 32% 33% 40% 42% 44% Core 48% 51% 47% 45% 45% Legacy 20% 16% 13% 13% 11% Products & Services* (% of Total Avaya Revenue) For a reconciliation of non-GAAP to GAAP financial information, please see www.avaya.com/investors . NOTE: Historical amounts presented reflect the sale of ITPS * Flagship includes Video, Avaya Aura®, IP Office, leading edge Contact Center, SBC, Ethernet/fabric switching, and professional, cloud and managed Services Core includes phones, gateways, servers, core contact center, and other managed and maintenance support services Legacy includes legacy Nortel and Tenovis, excluding Networking  We have structured our model such that, assuming quarterly revenue between $1.1 billion and $1.15 billion dollars, our operational performance should generate adjusted EBITDA in the range of $250 and $275 million  Currently our ongoing transformational investments in sales and marketing result in our adjusted EBITDA as a percentage of revenue being slightly below our model range.  We expect these investments should decline as a % of revenue toward model levels as we exit the fiscal year

© 2014 Avaya 9 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2014 2015 2016 2017 2018 2019 2020 2021 Avaya Debt Maturity Profile ($ in Billions, by calendar year) $0.14 $2.0 $1.1 $1.3 $1.4 Overall Average Portfolio Interest Rate 6.9% Today 8/5/14  Refinanced 2018 Term Loan in February; reduced rate: 8.0% to 6.5%  Completed redemption of $150M 2015 unsecured notes in May – Funded $140M from revolvers: Expect ~$16M annual interest cost savings, assuming repayment by original November 2015 maturity  Annual cash needs reduced from ~$1B level to <$925M in 2015  Long Term Net Debt of $5.6B NOTE: Amounts shown are expected balances at maturity date; 2017 & 2018 are net of amortization which totals approximately $9.5M quarterly

© 2014 Avaya 10 Upcoming Investor Events (See www.avaya.com/investors for additional details)  Thursday, September 18, 2014 – Credit Suisse Credit/High Yield Conference – Presenter: Dave Vellequette, CFO – Presentation Time: 7:35 AM Pacific / 10:35 AM Eastern Webcast links and details with supporting slides will be available for each of these events. See the investor pages of our website www.avaya.com/investors

AVAYA

Non-GAAP Reconciliation
Adjusted EBITDA

Avaya Inc.
Supplemental Schedule of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Three months ended June 30,		Nine months ended June 30,	
	2014	2013	2014	2013
Loss from continuing operations	$ (64)	$ (118)	$ (244)	$ (319)
Interest expense	112	122	347	346
Interest income	-	(1)	(1)	(2)
(Benefit from) provision for income taxes	(8)	(3)	19	(6)
Depreciation and amortization	99	110	336	332
EBITDA	139	110	457	351
Impact of purchase accounting adjustments	-	1	-	1
Restructuring charges, net	45	63	94	165
Sponsors' fees	2	1	6	5
Acquisition-related costs	-	1	-	1
Integration-related costs	1	3	5	12
Divestiture-related costs	2	-	2	-
Loss on extinguishment of debt	1	-	5	6
Third-party fees expensed in connection with the debt modification	-	-	2	18
Non-cash share-based compensation	6	4	20	7
Gain on sale of investments and long-lived assets, net	-	(1)	-	(1)
Change in certain tax indemnifications	8	-	5	-
Impairment of long-lived assets	-	1	-	1
Venezuela hyperinflationary and devaluation charges	-	-	2	1
Resolution of legal matters	8	10	8	10
Other	-	-	2	-
(Gain) loss on foreign currency transactions	(1)	5	(1)	(10)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	12	19	38	64
Adjusted EBITDA	$ 223	$ 217	$ 645	$ 631

* *For reconciliation of adjusted EBITDA for the second quarter of 2013 see our Form 8-K/A filed with the SEC on May 7,2014 at www.sec.gov.*

© 2014 Avaya

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AVAYA

Non-GAAP Reconciliation

Gross Margin and Operating Income

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Three Months Ended				
	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	Mar. 31, 2014	June 30, 2014
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin					
Gross Profit - Adjusted for discontinued operations	$ 618	$ 674	$ 640	$ 597	$ 607
Gross Margin - Adjusted for discontinued operations	55.4%	57.7%	56.6%	56.3%	57.6%
Items excluded:					
Amortization of acquired technology intangible assets	13	14	14	14	14
Impairment of capitalized software development costs	1	-	-	-	-
Share-based compensation	2	2	3	4	3
Incremental accelerated depreciation associated with vacating a facility	-	-	-	6	-
Purchase accounting adjustments to revenue	1	-	-	-	-
Non-GAAP Gross Profit - Adjusted for discontinued operations	$ 635	$ 690	$ 657	$ 621	$ 624
Non-GAAP Gross Margin - Adjusted for discontinued operations	56.8%	59.0%	58.1%	58.6%	59.2%
Reconciliation of Non-GAAP Operating Income					
Operating Income - Adjusted for discontinued operations	$ 6	$ 109	$ 87	$ -	$ 48
Percentage of Revenue	0.5%	9.3%	7.7%	0.0%	4.6%
Items excluded:					
Amortization of acquired assets	70	70	72	71	70
Restructuring and impairment charges, net	63	35	7	42	45
Acquisition/integration-related costs	5	4	3	2	1
Divestiture-related costs	-	-	-	-	2
Share-based compensation	4	4	6	8	6
Impairment of capitalized software development costs	1	-	-	-	-
Incremental accelerated depreciation associated with vacating certain facilities	3	18	16	19	-
Other	-	-	2	-	-
Resolution of legal matters	10	-	-	-	8
Purchase accounting adjustments to revenue	1	-	-	-	-
Non-GAAP Operating Income - Adjusted for discontinued operations	$ 163	$ 240	$ 193	$ 142	$ 180
Non-GAAP Operating Margin - Adjusted for discontinued operations	14.6%	20.5%	17.1%	13.4%	17.1%

© 2014 Avaya
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AVAYA

Non-GAAP Reconciliation
Product and Services Gross Margins

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three Months Ended				
	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	Mar. 31, 2014	June 30, 2014
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 560	$ 617	$ 574	$ 532	$ 511
Costs (exclusive of amortization of acquired technology intangible assets)	234	232	228	206	199
Amortization of acquired technology intangible assets	13	14	14	14	14
GAAP Gross Profit	313	371	332	312	298
GAAP Gross Margin	55.9%	60.1%	57.8%	58.6%	58.3%
Items excluded:					
Amortization of acquired technology intangible assets	13	14	14	14	14
Impairment of capitalized software development costs	1	-	-	-	-
Incremental accelerated depreciation associated with vacating a facility	-	-	-	3	-
Purchase accounting adjustments to revenue	1	-	-	-	-
Non-GAAP Gross Profit	$ 328	$ 385	$ 346	$ 329	$ 312
Non-GAAP Gross Margin	58.5%	62.4%	60.3%	61.8%	61.1%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 556	$ 552	$ 557	$ 528	$ 543
Costs	251	249	249	243	234
GAAP Gross Profit	305	303	308	285	309
GAAP Gross Margin	54.9%	54.9%	55.3%	54.0%	56.9%
Items excluded:					
Share-based compensation	2	2	3	4	3
Incremental accelerated depreciation associated with vacating a facility	-	-	-	3	-
Non-GAAP Gross Profit	$ 307	$ 305	$ 311	$ 292	$ 312
Non-GAAP Gross Margin	55.2%	55.3%	55.8%	55.3%	57.5%

© 2014 Avaya
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